Exhibit 99.1

CUSIP No. 19425C100

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking part.

Date: November 14, 2024

POWERONE CAPITAL CORP.

By:	/s/ Pasquale DiCapo
Pasquale DiCapo
President

POWERONE CAPITAL MARKETS LIMITED

By:	/s/ Pasquale DiCapo
Pasquale DiCapo
CEO

2599584 ONTARIO INC.

By:	/s/ Pasquale DiCapo
Pasquale DiCapo
President

By:	/s/ Pasquale DiCapo
Pasquale DiCapo